Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-195139) and related Prospectus of Athlon Energy Inc.(“Athlon”) incorporated by reference in this Registration Statement (Form S-1MEF) of the following:

•                  our report dated April 8, 2014, relating to our audit of the Schedule of Direct Operating Revenues and Direct Operating Expenses of the Hibernia Holdings, LLC assets for the year ended December 31, 2013, which appears in Athlon’s Current Report on Form 8-K dated April 8, 2014;

•                  our report dated April 8, 2014, relating to our audit of the Schedule of Direct Operating Revenues and Direct Operating Expenses of the Piedra Energy II, LLC assets for the year ended December 31, 2013, which appears in Athlon’s Current Report on Form 8-K dated April 8, 2014;

•                  our report dated March 14, 2014, relating to our audit of Hibernia Energy, LLC as of and for the year ended December 31, 2013, which appears in Athlon’s Current Report on Form 8-K/A dated April 8, 2014.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

April 16, 2014